Exhibit 99.2

 South Plains Financial  Fourth Quarter and Year-End 2023  Earnings Presentation  January 26, 2024

 Safe Harbor Statement and Other Disclosures   FORWARD-LOOKING STATEMENTS  This presentation contains, and future oral and written statements of South Plains Financial, Inc. (“South Plains” or the “Company” or “SPFI”) and City Bank (“City Bank” or the “Bank”) may contain, statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect South Plains’ current views with respect to future events and South Plains’ financial performance. Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Forward-looking statements include, but are not limited to: (i) projections and estimates of revenues, expenses, income or loss, earnings or loss per share, and other financial items, (ii) statements of plans, objectives and expectations of South Plains or its management, (iii) statements of future economic performance, and (iv) statements of assumptions underlying such statements. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of South Plains and City Bank. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of South Plains and City Bank to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, the impact on us and our customers of a decline in general economic conditions and any regulatory responses thereto; potential recession in the United States and our market areas; the impacts related to or resulting from recent bank failures and any continuation of the recent uncertainty in the banking industry, including the associated impact to the Company and other financial institutions of any regulatory changes or other mitigation efforts taken by government agencies in response thereto; increased competition for deposits and related changes in deposit customer behavior; changes in market interest rates; the persistence of the current inflationary environment in the United States and our market areas; the uncertain impacts of ongoing quantitative tightening and current and future monetary policies of the Board of Governors of the Federal Reserve System; the effects of declines in housing prices in the Unites States and our market areas; increases in unemployment rates in the United States and our market areas; declines in commercial real estate prices; uncertainty regarding United States fiscal debt and budget matters; cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; severe weather, natural disasters, acts of war or terrorism, geopolitical instability or other external events; regulatory considerations; competition and market expansion opportunities; changes in non-interest expenditures or in the anticipated benefits of such expenditures; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learnings; potential increased regulatory requirements and costs related to the transition and physical impacts of climate change; current or future litigation, regulatory examinations or other legal and/or regulatory actions; and changes in applicable laws and regulations. Due to these and other possible uncertainties and risks, South Plains can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation. Additional information regarding these factors and uncertainties to which South Plains’ business and future financial performance are subject is contained in South Plains’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ of such documents, and other documents South Plains files or furnishes with the SEC from time to time. Further, any forward-looking statement speaks only as of the date on which it is made and South Plains undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law. All forward-looking statements, express or implied, herein are qualified in their entirety by this cautionary statement.  NON-GAAP FINANCIAL MEASURES  Management believes that certain non-GAAP performance measures used in this presentation provide meaningful information about underlying trends in its business and operations and provide both management and investors a more complete understanding of the Company’s financial position and performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, SPFI’s reported results prepared in accordance with GAAP. Numbers in this presentation may not sum due to rounding.  2

 Today’s Speakers   Curtis C. Griffith Chairman & Chief Executive Officer  Elected to the board of directors of First State Bank of Morton, Texas, in 1972 and employed by it in 1979  Elected Chairman of the First State Bank of Morton board in 1984  Chairman of the Board of City Bank and the Company since 1993  Steven B. Crockett Chief Financial Officer & Treasurer  Appointed Chief Financial Officer in 2015  Previously Controller of City Bank and the Company for 14 and 5 years respectively  Began career in public accounting in 1994 by serving for seven years with a local firm in Lubbock, Texas  Cory T. Newsom President  Entire banking career with the Company focused on lending and operations  Appointed President and Chief Executive Officer of the Bank in 2008  Joined the Board in 2008  3

Fourth Quarter and Full Year 2023 Highlights

South Plains Financial, Inc.

Fourth Quarter 2023

Organic Loan Growth ***2.8% Annualized***	**Net Income** ***$10.3 M***	**Return on Average Assets ("ROAA")** ***0.99%***	**Net Interest Margin (1) ("NIM") 3.52%**
Loans Held for Investment ("HFI") $3.01 B	***EPS - Diluted*** ***$0.61***	**Efficiency Ratio** ***68.7%***	**Average *Yield on Loans*** ***6.29%***

Full Year 2023

Organic Loan Growth ***9.7%***	**Net Income** ***$62.7 M***	**ROAA** ***1.54%***	**Return on Average Equity 16.58%**
Total Assets ***$4.20 B***	***EPS - Diluted*** ***$3.62***		

- For the full year 2023, **the Bank delivered 9.7% loan growth,** in line with the Company's mid-high single digit guidance
- The Bank's loan portfolio in its **major metropolitan markets(2) grew 18.2%** to $1.04 billion, **representing over 34% of the Bank's total loan portfolio**
- **Credit quality improved** during the year as the ratio of nonperforming assets to total assets was 12 bps at the end of 4Q'23 as compared to 20 bps at the end of 4Q'22
- **Return on Average Assets** increased to 1.54% for 2023 as compared to 1.47% for 2022
- **Completed the sale of Windmark Insurance Agency, Inc. ("Windmark") in April for $36.1 million dollars** in an all-cash transaction
- **Completed the $15.0 million share repurchase program initiated in May** –repurchased 686 thousand shares during 2023

(1) Net interest margin is calculated on a tax-equivalent basis
(2) The Bank defines its "major metropolitan markets" to include Dallas, Houston and El Paso, Texas

4

Source: Company documents

 Granular Deposit Base & Ample Liquidity  Total Borrowing Capacity  $1.83 Billion  Source: Company documents  (1) No securities are currently pledged to this program; amount represents securities available to be pledged  Data as of December 31, 2023  5  Total Deposit Base Breakdown  Average deposit account size is approximately $36 thousand  City Bank’s percentage of estimated uninsured or uncollateralized deposits is 16% of total deposits  Includes $87 million of parent company deposits  Excludes collateralized public fund deposits  SPFI had $1.83 billion of available borrowing capacity, as follows:  FHLB of Dallas - $1.1 billion  Federal Reserve Bank of Dallas Discount Window - $595 million  Federal Reserve’s Bank Term Funding Program (1) - $134 million  No borrowings utilized from these sources during 4Q'23

 Loan Portfolio  4Q'23 Highlights  Loans HFI increased $20.6 million from 3Q'23, primarily in commercial real estate loans  Partially offset by a reduction in consumer auto loans  Loans HFI increased $266.1 million from 4Q'22  4Q'23 yield on loans of 6.29%, an increase of 19 bps compared to 3Q'23  Total Loans HFI  $ in Millions  6  Source: Company documents

 Attractive Markets Poised for Organic Growth  El Paso Basin  Dallas / Ft. Worth  Population of 865,000+  Adjacent in proximity to Juarez, Mexico’s growing industrial center and an estimated population of 1.5 million people  Home to four universities including The University of Texas at El Paso  Focus on commercial real estate lending  Largest MSA in Texas and fourth largest in the nation  Steadily expanding population that accounts for over 26% of the state’s population  MSA with the largest job growth in 2022 (+5.9%)  Attractive location for companies interested in relocating to more efficient economic environments   Focus on commercial real estate lending  Houston   Second largest MSA in Texas and fifth largest in the nation  Total Non-Farm Employment was up 5.6% in 2022 compared to 2021  Called the “Energy Capital of the World,” the area also boasts the world’s largest medical center and second busiest port in the U.S  Focus on commercial real estate lending  Lubbock Basin  Population in excess of 320,000 with major industries in agribusiness, education, and trade among others  Home of Texas Tech University – enrollment of 40,000 students  Focus on community bank approach and expanding local relationships  7

 Metropolitan Loan Growth  4Q'23 Highlights  Loans HFI in our Dallas, Houston and El Paso metro markets increased by $44.2 million, or 17.8% annualized, to $1.04 billion in 4Q'23, as compared to $994.8 million in Q3’23  Major metropolitan market loan portfolio represents 34.5% of the Bank’s total loans at December 31, 2023  Total Metropolitan Loans  $ in Millions  8  5.00%  Source: Company documents  The Bank defines its “major metropolitan markets” to include Dallas, Houston and El Paso, Texas  Source: Company documents  (1) The Bank defines its “major metropolitan markets” to include Dallas, Houston and El Paso, Texas

 Loan HFI Portfolio  Loan Mix  Loan Portfolio ($ in millions)     Commercial C&D  $   196.7  Residential C&D     245.8  CRE Owner/Occ.  341.1  Other CRE Non Owner/Occ.     548.2  Multi-Family     219.6  C&I     362.5  Agriculture     186.1  1-4 Family     534.7  Auto     305.3  Other Consumer     74.2           Total  $  3,014.2  Fixed vs. Variable Rate   9  Source: Company documents  Data as of December 31, 2023

 Indirect Auto Overview  Indirect Auto Highlights  Indirect auto loans totaled $286.4 million  Management is carefully managing the portfolio; yields are improving as a portion of monthly principal amortization is redeployed into higher rate loans  During Q4’23 there were approximately $10 million in repayments  Strong credit quality in the sector, positioned for resiliency across economic cycles:  Super Prime Credit (>719): $175.3 million  Prime Credit (719-660): $82.1 million  Near Prime Credit (659-620): $23.5 million  Sub-Prime Credit (619-580): $4.2 million  Deep Sub-Prime Credit (<580): $1.3 million  Loans past due 30+ days: 40 bps  Indirect Auto Credit Breakdown  10  Source: Company documents  Data as of December 31, 2023

 Noninterest Income Overview  Noninterest Income  $ in Millions  4Q'23 Highlights  Noninterest income declined $3.1 million compared to 3Q'23, primarily due to:  A decrease of $2.9 million in mortgage banking revenues; mainly due to a change of $2.2 million in the fair value adjustment to mortgage servicing rights as interest rates declined  Noninterest income declined $3.5 million compared to 4Q’22, primarily due to:  A reduction of $2.8 million in income from insurance activities due to the sale of Windmark  A decrease of $1.1 million in mortgage banking revenues as originations of mortgage loans held for sale declined $35.0 million as mortgage interest rates were higher during the period  11  Source: Company documents

 Diversified Revenue Stream  Twelve Months Ended December 31, 2023  Total Revenues  $219.0 million  Noninterest Income  $79.2 million  12  Source: Company documents

 Net Interest Income and Margin  Net Interest Income & Margin  $ in Millions  4Q'23 Highlights  Net interest income (“NII”) of $35.2 million, compared to $35.7 million in 3Q’23  The decrease in NII was primarily the result of a reduction of $50.0 million in average noninterest-bearing deposits during the quarter  4Q'23 NIM remained consistent with 3Q’23 at 3.52% as increase in yield on loans offset the increase in cost of deposits  13  3.54%  Source: Company documents

 Deposit Portfolio  Total Deposits  $ in Millions  4Q'23 Highlights  Total deposits of $3.63 billion at 4Q'23, an increase of $5.5 million from 3Q'23  Cost of interest-bearing deposits increased to 3.14% in 4Q'23 from 2.93% in 3Q'23  Average cost of deposits increased to 2.24% as compared to 2.07% in 3Q'23  Noninterest-bearing deposits to total deposits was 26.9% in 4Q'23, compared to 28.9% in 3Q’23  Strategic initiatives implemented to stabilize non-interest bearing deposits while also growing core deposits  14  Source: Company documents

 Credit Quality  4Q'23 Highlights  Credit Quality Ratios  Net Charge-Offs to Average Loans  ACL to Total Loans HFI  15  The Company recorded a provision for credit losses of $0.6 million, compared to a negative provision of $0.7 million in 3Q'23  The provision during the fourth quarter of 2023 was largely attributable to organic loan growth and net charge-off activity during the quarter  Ratio of Allowance for Credit Losses (“ACL”) to loans HFI was 1.41% at 12/31/2023  Source: Company documents

 CRE Portfolio  16  Office Loan Details  6.3% of total loans HFI  30% is owner-occupied  Average loan size is $882 thousand  Medical offices comprise 11% of office loans  CRE Portfolio ($ in millions)  Property Type  Total  Multifamily  219.6  Warehouse  207.6  Retail  166.1  Office – Non-Owner Occ  131.9  Hotel  62.4  Restaurant  62.0  Office – Owner Occ  56.9  Convenience Store  42.4  Other  160.0        Total  $1,108.9  CRE Sector Breakdown  Source: Company documents  Data as of December 31, 2023

 CRE Analysis  17  Source: Company documents  Note: Balances include loans that are still in the construction and development phase  (000's) as of 12/31/2023  Hospitality  Office  Retail  Multi-Family  Industrial  C Store  Restaurant  Mini-Storage  Segment Total Balance  $63,504  $193,629  $176,564  $293,150  $219,370  $42,493  $67,396  $28,174  Segment to Total Loans  2.11%  6.42%  5.86%  9.73%  7.28%  1.41%  2.24%  0.93%  Average Balance  $2,887  $888  $1,522  $4,016  $946  $2,023  $991  $1,043  Owner-Occupied     $56,888  $16,441     $75,735  $39,783  $43,120     % Owner-Occupied     29.38%  9.31%     34.52%  93.62%  63.98%     % Urban Center  2.36%  11.41%  21.09%  13.50%  20.38%  18.25%  22.61%  0.00%  % Urban Non-Center  50.17%  81.05%  73.57%  82.14%  60.03%  72.85%  66.56%  90.05%  % Suburban  46.59%  6.97%  1.84%  2.64%  14.66%  8.39%  7.36%  9.81%  % Rural  0.14%  0.56%  0.46%  1.71%  0.46%  0.00%  0.00%  0.15%                             *** Population by Zip Code                          % Urban CBD  >50,000                       % Urban Non-CBD  10,000-50,000                       % Suburban  2,500-10,000                       % Rural  >2,500                       Data source - American Community Survey - US Census Bureau

 Investment Securities  4Q'23 Highlights  Investment securities totaled $622.8 million, an increase of $37.8 million from 3Q’23, primarily from a reduction of $46.7 million in the unrealized loss on available for sale securities as interest rates declined in the quarter  All municipal bonds are in Texas; fair value hedges of $124 million  All MBS, CMO, and Asset Backed securities are U.S. Government or GSE  Duration of the securities portfolio was 6.04 years at quarter end   4Q'23 Securities Composition  $623  million  Securities & Cash  $ in Millions  18  Source: Company documents

 Noninterest Expense and Efficiency  Noninterest Expense  $ in Millions  4Q'23 Highlights  Noninterest expense for 4Q'23 decreased $0.9 million to $30.6 million from 3Q'23 primarily due to:  A reduction of $732 thousand in personnel costs, which predominately came from lower mortgage personnel costs as mortgage loan originations slowed and lower health care insurance costs  Will continue to manage expenses to drive profitability  19  Source: Company documents  Note: Adjusted efficiency ratio is a non-GAAP measure. See appendix for the reconciliation of non-GAAP measures to GAAP

 Balance Sheet Growth and Development  Balance Sheet Highlights  $ in Millions  Tangible Book Value Per Share  Note: Tangible book value per share is a non-GAAP measure. See appendix for the   reconciliation of non-GAAP measures to GAAP   20  Source: Company documents

 Strong Capital Base  Tangible Common Equity to Tangible Assets Ratio  Common Equity Tier 1 Ratio  Tier 1 Capital to Average Assets Ratio  Total Capital to Risk-Weighted Assets Ratio  21  Source: Company documents  Note: Tangible common equity to tangible assets ratio is a non-GAAP measure. See appendix for the reconciliation of non-GAAP measures to GAAP

 SPFI’s Core Purpose and Values Align Centered on Relationship-Based Business  Our Core Purpose is:   To use the power of relationships to help people succeed and live better  HELP ALL STAKEHOLDERS SUCCEED  Employees  great benefits and opportunities to grow and make a difference.  Customers  personalized advice and solutions to achieve their goals.  Partners  responsive, trusted win-win partnerships enabling both parties to succeed together.  Shareholders  share in the prosperity and performance of the Bank.  THE POWER OF RELATIONSHIPS  At SPFI, we build lifelong, trusted relationships so you know you always have someone in your corner that understands you, cares about you, and stands ready to help.   LIVE BETTER  We want to help everyone live better.   At the end of the day, we do what we do to help enhance lives. We create a great place to work, help people achieve their goals, and invest generously in our communities because there’s nothing more rewarding than helping people succeed and live better.   22

 Appendix  23

 Non-GAAP Financial Measures  Source: Company documents  $ in thousands  24  For the quarter ended     December 31,  2023     September 30,  2023     June 30,  2023     March 31,  2023     December 31,  2022  Pre-tax, pre-provision income  Net income  $  10,324  $  13,494  $  29,683  $  9,244  $  12,621  Income tax expense  2,787  3,683  7,811  2,391  3,421  Provision for credit losses  600  (700)  3,700  1,010  248  Pre-tax, pre-provision income  $  13,711  $  16,477  $  41,194  $  12,645  $  16,290  As of      December 31,  2023     September 30,  2023     June 30,  2023     March 31,  2023     December 31,  2022  Tangible common equity                                            Total common stockholders’ equity  $  407,114     $  371,716     $  $ 392,029     $  $ 367,964     $  $ 357,014  Less:  goodwill and other intangibles     (21,744)        (21,936)        (22,149)        (23,496)        (23,857)                                               Tangible common equity  $  385,370     $  349,780     $  $ 369,880     $  $ 344,468     $  $ 333,157                                               Tangible assets                                            Total assets  $  4,204,793     $  4,186,440     $  $ 4,150,129     $  $ 4,058,049     $  $ 3,944,063  Less:  goodwill and other intangibles     (21,744)        (21,936)        (22,149)        (23,496)        (23,857)                                               Tangible assets  $  4,183,049     $  4,164,504     $  $ 4,127,980     $  $ 4,034,553     $  $ 3,920,206                                               Shares outstanding     16,417,099        16,600,442        16,952,072        17,062,572        17,027,197                                   Total stockholders’ equity to total assets     9.68%     8.88%     9.45%     9.07%     9.05%  Tangible common equity to tangible assets     9.21%     8.40%     8.96%     8.54%     8.50%  Book value per share  $  24.80  $  22.39  $  23.13  $  21.57  $  20.97  Tangible book value per share  $  23.47  $  21.07  $  21.82  $  20.19  $  19.57

Non-GAAP Financial Measures

South Plains Financial, Inc.

	For the quarter ended				
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Efficiency Ratio					
Noninterest expense	$ 30,597	$ 31,489	$ 40,499	$ 32,361	$ 32,708
Net interest income	35,162	35,689	34,581	34,315	36,322
Tax equivalent yield adjustment	225	229	303	302	299
Noninterest income	9,146	12,277	47,112	10,691	12,676
Total income	44,533	48,195	81,996	45,308	49,297
Efficiency ratio	68.71%	65.34%	49.39%	71.42%	66.35%
Noninterest expense	$ 30,597	$ 31,489	$ 40,499	$ 32,361	$ 32,708
Less: Windmark transaction and related expenses	—	—	(4,532)	—	—
Less: net loss on sale of securities	—	—	(3,409)	—	—
Adjusted noninterest expense	30,597	31,489	32,558	32,361	32,708
Total income	44,533	48,195	81,996	45,308	49,297
Less: gain on sale of Windmark	—	(290)	(33,488)	—	—
Adjusted total income	44,533	47,905	48,508	45,308	49,297
Adjusted efficiency ratio	68.71%	65.73%	67.12%	71.42%	66.35%

Source: Company documents
$ in thousands

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